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[CMS ENERGY LOGO]


TO:    Investment Community           FROM:  CMS Energy Investor Relations
                                             Ph: 517-788-2590;  Fx: 517-788-1006
DATE:  July 12, 2001                         http://www.cmsenergy.com

SUBJECT:         GAS RATE CASE AND PURCHASED GAS AGREEMENT
--------------------------------------------------------------------------------

On June 29, 2001, Consumers Energy filed an application with the Michigan Public Service Commission seeking its first gas service rate increase in 17 years. If approved, the request would add about $6.50 per month, or about 10%, to the typical residential customers average monthly bill. Consumers is seeking a 12.25% authorized return on equity along with a $140 million revenue deficiency as detailed below. Contemporaneously with this filing, Consumers Energy has requested partial and immediate relief in the amount of $34.5 million.

                 ITEM                          $ MILLIONS                             EXPLANATION
----------------------------------------    -----------------    --------------------------------------------------------
1.   Rate Base                                    $59            Carrying cost of increased gas inventory: $36.
                                                                 Return on new investment added since 1994, primarily
                                                                 distribution plant to serve new customers: $23.

2.   O&M                                           55            New or increased customer related expense: $24.
                                                                 Safety, regulatory, employee benefits and system
                                                                 reliability: $31.

3.   Book Depreciation                             45            New investment since 1994, primarily distribution
                                                                 plant to serve new customers and new book depreciation
                                                                 rates.

4.   Cost of Money                                 8             Higher equity capitalization: $5.
                                                                 Higher return on equity (12.25% v 11.6%): $4.
                                                                 Lower debt cost: $(1).

5.   Miscellaneous Revenues                       (30)           Appliance Service Plan, Wholesale Services and other
                                                                 fees.

6.   Other                                        (5)            Lower real and personal property taxes, MSBT and
                                                                 federal income tax.

7.   Michigan Gas Storage Roll-in                  8


8.   Total Base Rate Increase                     $140



     FINANCIAL CAPITAL STRUCTURE                                                                       PRE-TAX
           13-MONTH AVERAGE                 PERCENT OF TOTAL            ANNUAL COST                 WEIGHTED COSTS
---------------------------------------    --------------------    -----------------------    ---------------------------
Long Term Debt                                     43.12%                     6.76%                        2.91%
Short Term Debt                                     5.81                      7.20                         0.42
Preferred Stock                                     9.38                      8.58                         0.80
Common Equity                                      41.69                     12.25                         5.11
                                           --------------------                               ---------------------------
                                                  100.00%                                                  9.24%*

*Equivalent to 11.03% rate-making basis.



Gas Rate Case U-13000 can be accessed at the Michigan Public Service Commission's website.

http://efile.mpsc.cis.state.mi.us/efile/gas.html